UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 15, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Fiscal 2010 Base Salaries
On December 15, 2009, the Compensation Committee of the Board of Directors of Quiksilver, Inc. (the “Company”) approved new annual base salaries (effective as of November 1, 2009) for certain of the Company’s executive officers. These salary increases follow reductions to the base salaries of Mr. McKnight, Mr. Exon and Mr. Agnes in February 2008 and January 2009 and of Mr. Scirocco in February 2008. The following table sets forth the annual base salary levels of the Company’s executive officers for fiscal 2010 and fiscal 2009:

Name and Position	Fiscal Year	Base Salary
Robert B. McKnight, Jr.,	2010	$1,000,000
Chief Executive Officer and President	2009	$903,000
Joseph Scirocco,	2010	$550,000
Chief Financial Officer	2009	$550,000
Charles S. Exon,	2010	$500,000
Chief Administrative Officer, Secretary and General Counsel	2009	$404,000
Pierre Agnes,	2010	$475,000	(1)
President — Quiksilver Europe	2009	$419,000

Craig Stevenson,	2010	$475,000
President — Quiksilver Americas	2009	$400,000

(1)	Mr. Agnes’s base salary is paid in euros, but has been translated into U.S. dollars at an exchange rate of 1.30 dollars per euro for purposes of this disclosure.
Item 8.01 Other Events
     Annual Meeting of Stockholders
     The Company’s Board of Directors has set Friday, March 26, 2010 as the date for the Company’s 2010 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. local time at the Company’s headquarters, located at 15202 Graham Street, Huntington Beach, California 92649.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

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